Exhibit 99.7
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Water Technologies Sales/Shipping Day)

Average Sales per Shipping Day ($, Millions)

	2002	2003	2004	2005	2006	2007
January	1.179	1.192	1.393	1.606	1.554	3.038
February	1.259	1.429	1.194	1.532	1.679	3.064
March	1.185	1.334	1.371	1.507	1.475	2.797
April	1.211	1.358	1.489	1.622	1.938	3.299
May	1.206	1.369	1.515	1.560	1.554	3.079
June	1.333	1.362	1.346	1.536	1.912	3.193
July	1.252	1.345	1.543	1.666	3.046	3.238
August	1.319	1.201	1.425	1.520	2.793	4.209
September	1.463	1.757	1.518	1.744	3.310	4.420
October	1.165	1.254	1.439	1.509	2.677	3.077
November	1.360	1.570	1.536	1.639	2.853	3.467
December	1.306	1.291	1.529	1.614	3.297	3.445